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                                   EXHIBIT 21

                     SUBSIDIARIES OF ULTRATECH STEPPER, INC.

The following is a list of Ultratech Stepper Inc.'s subsidiaries including their states of incorporation as of December 31, 1999:

         SUBSIDIARIES                                             STATE AND COUNTRY OF INCORPORATION
         ------------                                             -----------------------------------
         Integrated Lithography Systems, Inc.                     Korea
         Integrated Semiconductor Solutions, Ltd.                 United Kingdom
         Ultratech Stepper International, Inc.                    State of Delaware, USA
         Ultratech Stepper UK Limited                             United Kingdom
         Ultratech Stepper Foreign Sales Corp.                    Barbados
         Ultratech Kabushiki Kaisha                               Japan
         Ultratech Stepper East, Inc. (formerly UTS Acquisition   State of Delaware, USA
              Sub, Inc., Ultratech Capital, Inc. and Ultratech
              Stepper Capital, Inc.)
         Ultratech Stepper (Thailand) Co. LTD.                    Thailand
         U.S. Advanced Lithography LLC                            State of Delaware, USA

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